EXHIBIT 10.8

EXPERIENCE ART AND DESIGN, INC.

2013 INCENTIVE COMPENSATION PLAN

EFFECTIVE AS OF

MAY 7, 2013

EXPERIENCE ART AND DESIGN, INC.

2013 INCENTIVE COMPENSATION PLAN

1.                  PURPOSE AND ELIGIBILITY. The purpose of this 2013 Incentive Compensation Plan of Experience Art and Design, Inc., a Nevada corporation, is to provide stock options, stock issuances and other equity interests in the Company to (a) Employees, Directors and Consultants of the Company or any Parent or Subsidiary thereof, and (b) any other Person who is determined by the Committee of the Board of Directors of the Company to have made (or is expected to make) contributions to the Company or any Parent or Subsidiary thereof.  Definitions are contained in Section 2 of the Plan.

2.                  CERTAIN DEFINITIONS.

a.                   ”Affiliate" shall have the meaning ascribed to such term in Rule 12b‑2 of the General Rules and Regulations of the Exchange Act.

b.                  “Award” shall mean, individually or collectively, a grant under this Plan of Stock Options, Restricted Compensation Shares, Restricted Compensation Share Units, Stock Appreciation Rights, Performance Shares, Award Shares or other Awards.

c.                   “"Award Agreement” shall mean an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan, in the form approved by the Committee.

d.                  “Award Shares” shall mean awards of Common Stock granted to a Participant pursuant to Section 11 hereof.

e.                   "Base Salary" shall mean a Participant's "Base Salary" as such term is defined in the Participant’s Employment Agreement or as otherwise agreed between the Participant and the Business Entity that employs the Participant.

f.                   “Board” or “Board of Directors” shall mean the group of directors who have authority to manage the Company in accordance with the Certificate of Incorporation or Bylaws of the Company.

g.                  "Business Entity" shall mean (i) the Company or (ii) any Parent or Subsidiary thereof.

h.                  "Business Entity Location" means a Business Entity office consisting of one or more buildings within 25 miles of each other.

i.                    "Cause" shall mean, "Cause," as defined in the Participant's Employment Agreement or Director's Agreement, and in the absence of such definition, Cause shall mean, as determined by the Committee in its sole discretion, the Participant's

                                    i.          material act of dishonesty with respect to the Business Entity that employs the Participant;

                                    ii.         conviction for a felony, gross misconduct that is likely to have a material adverse effect on the business and affairs of the Business Entity that employs the Participant; or

                                    iii.        other misconduct, such as excessive absenteeism or failure to comply with the rules of the Business Entity that employs the Participant.

j.                    "Change In Control" shall mean the occurrence of the first step, including, but not limited to, commencement of negotiations, in a process that results in any one of the following events:

                                    i.          the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of 40% or more of the (A) then outstanding voting stock of the Company; or (B) the combined voting power of the then outstanding securities of the Company entitled to vote;

                                    ii.         an ownership change in which the shareholders of the Company before such ownership change do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such transaction, or in which the Company is not the surviving company;

                                    iii.        the direct or indirect sale or exchange by the beneficial owners (directly or indirectly) of the Company of all or substantially all of the stock of the Company;

                                    iv.        a reorganization, merger, or consolidation in which the Company is a party;

                                    v.         the sale, exchange, or transfer of all or substantially all of the assets of the Company;

                                    vi.        the bankruptcy, liquidation or dissolution of the Company; or

                                    vii.       any transaction including the Company in which the Company acquires an ownership interest of any percentage in, enters into a joint venture, partnership, alliance or similar arrangement with, or becomes owned in any percentage by, any other entity that is engaged in a business similar to the business engaged in by the Company and that has operations in North America immediately before such transaction or within one year thereafter.

k.                  "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

l.                    "Committee" shall mean the Compensation Committee of the Board or such other committee designated by the Board that satisfies any then applicable requirements of the New York Stock Exchange, NASDAQ, or such other principal national stock exchange on which the Common Stock is then traded, and which consists of two or more members of the Board, each of whom shall be an Outside Director. Notwithstanding the foregoing, in the case of any Award granted to any Participant who is a Covered Employee, the Committee shall consist of two or more members of the Board who are Outside Directors.

m.                "Common Stock" shall mean the common stock, par value $0.0001 per share, of the Company.

n.                  "Company" shall mean Experience Art and Design, Inc., and any successor thereto, and, for purposes of Awards other than Incentive Stock Options, shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Committee in its sole discretion.

o.                  “Consultant” shall mean a consultant, contractor or advisor who provides services to the Company and/or a Subsidiary or Affiliate as an independent contractor. Service as a Consultant shall be considered as employment for all purposes of the Plan except for purposes of the grant of an Incentive Stock Option hereunder.

p.                  "Control" (including the terms "Controlled by" and "under common Control with") shall mean the possession, directly or indirectly, or as a trustee or executor, of the power to direct or cause the direction of the management of a Person, whether through the ownership of stock, as a trustee or executor, by contract or credit agreement or otherwise.

q.                  “Covered Employee” shall mean a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of “covered employees,” as defined in Code Section 162(m), or any successor statute and the regulations promulgated thereunder.

r.                    "Designated Beneficiary" shall mean the beneficiary designated by a Participant, in accordance with Section 15i hereof, to receive amounts due or exercise rights of the Participant in the event of the Participant's death.  In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

s.                   "Determination Period" shall mean, with respect to any Performance Period, a period commencing on or before the first day of the Performance Period and ending not later than the earlier of (i) 90 days after the commencement of the Performance Period and (ii) the date on which twenty-five percent (25%) of the Performance Period has been completed. Any action required to be taken within a Determination Period may be taken at a later date if permissible under Section 162(m) of the Code or regulations promulgated thereunder, as they may be amended from time to time.

t.                    "Director" shall mean a member of the Board or the board of directors of a Parent or Subsidiary.

u.                  “Director's Agreement" shall mean the Participant's agreement with the Company or any Parent or Subsidiary thereof to serve as a non-Employee director of such Business Entity.

v.                  "Disability" shall mean the mental or physical inability to perform satisfactorily the essential functions of Participant’s full-time duties, with or without a reasonable accommodation, as determined in good faith by a physician appointed by or satisfactory to the Business Entity which employs the Participant; provided, however, that any disability which continues for one hundred and twenty (120) days (whether or not consecutive) in any twenty-four (24) month period shall be deemed a total and permanent disability.

w.                "Effective Date" shall mean the date specified in Section 15c hereof.

x.                  "Employee" shall mean an employee of the Company or any Parent or Subsidiary thereof.

y.                  "Employment Agreement" shall mean the Participant's employment agreement with the Business Entity that employs the Participant.

z.                   "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

aa.               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

bb.              “Free-Standing SAR” means a SAR that is granted independent of an Option, as described in Section 9 hereof.

cc.               "Good Reason" shall mean "Good Reason," as defined in the Participant's Employment Agreement or Director's Agreement, and in the absence of such definition, shall mean:

                                    i.          without the Participant's prior written consent, any material diminution in the Participant's authority, duties or responsibilities, including those pertaining to his or her status as a director, if applicable, provided, however, that prior to any termination pursuant to this section the applicable Business Entity must be given notice by the Participant of his or her objection to such material diminution and no less than 20 days to cure the same;

                                    ii.         any failure by the Business Entity to pay the Participant any portion of the Base Salary or any other payments to which the Participant is entitled provided, however, that prior to any termination on account of the non-payment of Base Salary, the Business Entity must be given no less than 30 days to cure the same;

                                    iii.        without the Participant's prior written consent, the relocation of the principal place of the Participant's employment to a location more than 30 miles from the Business Entity Location where the individual was working immediately prior to the relocation; or

                                    iv.        a material breach by the Company of any of the material provisions of this Plan, provided, however, that prior to any termination pursuant to this section the applicable Business Entity must be given notice by the Participant of such acts or omissions and no less than 20 days to cure the same.

dd.             “Incentive Stock Option” shall mean an option to purchase shares of Common Stock granted hereunder which is designated as an Incentive Stock Option and is intended to meet the requirements of code Section 422.

ee.               “Insider” shall mean an individual who is, on the relevant date, an officer, director or beneficial owner of more than ten percent (10%) of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

ff.                “Nonqualified Stock Option” shall mean an Option to purchase Common Stock which is not intended to or which does not meet the requirements of Code Section 422.

gg.              “Option” shall mean the right to purchase shares of Common Stock as described in Section 6 hereof.

hh.              “Outside Director” shall have the meaning as provided in Code Section 162(m), Treasury Regulation §1.162-27(e)(3) or any successor statute or regulation promulgated thereunder.

ii.                  “Parent” shall mean, in the case of an Incentive Stock Option, a "parent corporation," within the meaning of Section 424(e) of the Code, with respect to the Company, and in all other instances, an entity, directly or indirectly, in Control of the Company.

jj.                  “Participant” shall mean an Employee, Director or Consultant who has been selected to receive an Award or who has outstanding an Award granted under the Plan.

kk.              "Performance Period" shall mean a one (1), two (2), three (3), four (4) or five (5) fiscal or calendar year or other 12 consecutive month period for which performance goals are established pursuant to Section 4.

ll.                  “Performance Shares” shall mean the shares of Common Stock awarded pursuant to a Performance Share Award as described in Section 10 hereof.

mm.          “Performance Share Award” shall mean the award of Performance Shares as described in Section 10 hereof.

nn.              "Person" shall mean a person within the meaning of Section 3(a)(9) of the Exchange Act.

oo.              "Plan" shall mean the Experience Art and Design, Inc. 2013 Incentive Compensation Plan, as set forth herein, as it may be amended from time to time.

pp.              “Restricted Compensation Share Award” shall mean the right to acquire shares of Common Stock subject to restrictions on transfer and forfeiture as described in Section 8 hereof.

qq.              “Restricted Compensation Shares” shall mean the shares of Common Stock awarded pursuant to a Restricted Compensation Share Award as described in Section 8 hereof.

rr.                 “Restricted Compensation Share Unit Award” shall mean the right to acquire Restricted Compensation Shares at some time in the future as described in Section 8 hereof.

ss.                "Retirement" shall mean the voluntary termination of the Participant at any time on or after attaining age 65.

tt.                 “Stock Appreciation Right” or “SAR” shall mean an award granted alone or in connection with a related Option, designated as a SAR pursuant to Section 9 hereof.

uu.              “Stock Appreciation Right Award” shall mean an award of an SAR pursuant to Section 9 hereof.

vv.              “Stock Option Agreement” shall mean the agreement between the Company and a Participant which evidences the grant and specifies the terms and conditions of an Option granted to the Participant.

ww.          "Subsidiary" shall mean, in the case of an Incentive Stock Option, a "subsidiary corporation," within the meaning of Section 424(f) of the Code, with respect to the Company, and in all other instances, an entity, directly or indirectly, Controlled by the Company.

xx.              “Tandem SAR” shall mean an SAR that is granted in connection with a related Option pursuant to Section 9 hereof.

yy.                “Treasury Regulations” shall mean regulations as promulgated, and as amended from time to time, by the U.S. Department of the Treasury under the authority of the Code.

zz.               "Vesting Period" shall mean a continuous period of time pursuant to which an Award is partially or fully forfeitable to the Company.

3.                  ADMINISTRATION.

a.                   GENERAL.  The Plan shall be administered by the Committee. The Committee, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award.

b.                  POWERS AND RESPONSIBILITIES.  Subject to the express limitations of the Plan, the Committee shall have the following discretionary powers, rights and responsibilities, in addition to those described in Section 3a.

                                    i.          to construe and determine the respective Stock Option Agreements, other Award Agreements  and the Plan;

                                    ii.         to prescribe, amend and rescind rules and regulations relating to the Plan and any Awards;

                                    iii.        to determine the extent to which Award vesting schedules shall be accelerated or Award payments made to, or forfeited by, a Participant in the event of (A) the Participant's termination of employment with the Company or any Parent or Subsidiary thereof due to Disability, Retirement, death, Good Reason, Cause or other reason, or (B) a Change in Control of the Company;

                                    iv.        to determine the terms and provisions of the respective Stock Option Agreements, other Award Agreements and Awards, which need not be identical;

                                    v.         to grant Awards to Participants based upon the attainment of performance goals that do not constitute "objective performance goals" within the meaning of Section 162(m) of the Code;

                                    vi.        to grant Awards that are Options or Stock Appreciation Rights based solely upon a Vesting Period; and

                                    vii.       to make all other determinations in the judgment of the Committee necessary or desirable for the administration and interpretation of the Plan.

The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Stock Option Agreement, other Award Agreement or Award in the manner and to the extent it shall deem expedient to carry the Plan, any Stock Option Agreement, other Award Agreement or Award into effect and it shall be the sole and final judge of such expediency.  All decisions by the Committee shall be final and binding on all interested persons.  Neither the Company nor any member of the Committee shall be liable for any action or determination relating to the Plan.

  DELEGATION OF POWER.  The Committee may delegate some or all of its power and authority hereunder to the President or Chief Executive Officer of the Company or other executive officer of the Company or, with respect to a Subsidiary, the stockholders of such Subsidiary, as the Committee deems appropriate.  Notwithstanding the foregoing, with respect to any person who is a Covered Employee or who, in the Committee's judgment, is likely to be a Covered Employee at any time during the applicable Performance Period, only the Committee shall be permitted to (i) designate such person to participate in the Plan for such Performance Period, (ii) establish performance goals and Awards for such person, and (iii) certify the achievement of such performance goals. For purposes of the immediately preceding sentence, "Committee" shall mean two or more members of the Board who are Outside Directors.  No member of the Committee may make any decisions under this Plan whatsoever in respect of an Award to be granted to such member.

4.                  PERFORMANCE GOALS AND OTHER CRITERIA.

a.                   ROLE OF COMMITTEE.  The Committee shall establish within the Determination Period of each Performance Period (i) one or more objective performance goals for each Participant or for any group of Participants (or both), provided that the outcome of each goal is substantially uncertain at the time the Committee establishes such goal and/or (ii) other criteria, including, but not limited to, performance criteria that do not satisfy the requirements of Treasury Regulation Section 1.162-27(e)(2) or time vesting criteria, the satisfaction of which is required for the payment of an Award.  Notwithstanding any provision of this Plan to the contrary, Awards that are Options or Stock Appreciation Rights may be granted solely on the basis of a Vesting Period, and without regard to performance or any other criteria.

b.                  PERFORMANCE FACTORS. Performance goals shall be based exclusively on one or more of the following objective Company (including any division or operating unit thereof) or individual measures, stated in either absolute terms or relative terms, such as rates of growth or improvement, the attainment by a share of Common Stock of a specified fair market value for a specified period of time, earnings per share, earnings per share excluding non-recurring, special or extraordinary items, return to stockholders (including dividends), return on capital, return on total capital deployed, return on assets, return on equity, earnings of the Company before or after taxes and/or interest, revenues, revenue increase, new business development or acquisition, repeat purchase rate, recurring revenue, recurring revenue increase, market share, cash flow or cost reduction goals, cash flow provided by operations, net cash flow, short-term or long-term cash flow return on investment, interest expense after taxes, return on investment, return on investment capital, economic value created, operating margin, gross profit margin, net profit margin, pre-tax income margin, net income margin, net income before or after taxes, pretax earnings before interest, depreciation and amortization, pre-tax operating earnings after interest expense and before incentives, and/or extraordinary or special items, operating earnings, net cash provided by operations, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, productivity, efficiency, and goals relating to acquisitions or divestitures, or any combination of the foregoing.

c.                   PARTICIPANTS WHO ARE COVERED EMPLOYEES. With respect to Participants who are Covered Employees or who, in the Committee's judgment, are likely to be Covered Employees at any time during the applicable Performance Period, an Award other than an Option or a Stock Appreciation Right may be based only on performance factors that are compliant with the requirements of Treasury Regulation Section 1.162-27(e)(2).  For this purpose, the factors listed in Section 4b shall be deemed to be compliant with the requirements of such Treasury Regulation.

d.                  PARTICIPANTS WHO ARE NOT COVERED EMPLOYEES.  Notwithstanding any provision of this Plan to the contrary, with respect to Participants who are not Covered Employees and who, in the Committee's judgment, are not likely to be Covered Employees at any time during the applicable Performance Period, the performance goals established for the Performance Period may consist of any objective Company (including any division or operating unit thereof) or individual measures, whether or not listed in (b) above or whether or not compliant with the  requirements of Treasury Regulation Section 1.162-27(e)(2), and the Committee may grant Awards without regard to the need for satisfaction of any performance goals whatsoever and/or without reference to any particular Performance  Period.

Without in any way limiting the generality of the foregoing, such performance goals may include subjective goals, the satisfaction of which shall be determined by the Committee, in its sole and absolute discretion, and the Committee may grant Awards subject only to the requirement of satisfying the applicable Vesting Period.  Performance goals shall be subject to such other special rules and conditions as the Committee may establish at any time within the Determination Period.

5.                  STOCK AVAILABLE FOR AWARDS.

a.                   NUMBER OF SHARES.  Subject to adjustment under Section 5c, the aggregate number of shares of Common Stock of the Company that may be issued pursuant to the Plan is the Available Shares (as defined on the last page).  If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. If an Award granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such Award shall again be available for subsequent Awards under the Plan.  Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

b.                  PER-PARTICIPANT LIMIT.  Subject to adjustment under Section 5c, no Participant may be granted Awards during any one fiscal year to purchase more than 1,000,000 shares of Common Stock.

c.                   ADJUSTMENT TO COMMON STOCK.  Subject to Section 13, in the event of any stock split, reverse stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or similar event, (i) the number and class of securities available for Awards under the Plan and the per-Participant share limit and (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option and Stock Appreciation Right shall be adjusted by the Company (or substituted Awards may be made if applicable) to the extent the Committee shall determine, in good faith, that such an adjustment (or substitution) is appropriate.

6.                  STOCK OPTION AWARDS.

a.                   GENERAL.  The Committee may grant options to purchase Common Stock and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the shares of Common Stock issued upon the exercise of each Option, including, but not limited to, vesting provisions and restrictions relating to applicable federal or state securities laws.  Each Option will be evidenced by a Stock Option Agreement.

b.                  INCENTIVE STOCK OPTIONS.  An Option that the Committee intends to be an Incentive Stock Option shall be granted only to an Employee and shall be subject to and shall be construed consistently with the requirements of Section 422 and regulations thereunder.  The Committee, the Board and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such.  An Option or any part thereof that does not qualify as an Incentive Stock Option shall be a "Nonqualified Stock Option.”

c.                   DOLLAR LIMITATION. For so long as the Code shall so provide, Options granted to any Employee under the Plan (and any other incentive stock option plans of the Company) which are intended to qualify as Incentive  Stock Options shall not qualify as Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value (as defined below and determined as of the respective date or dates of grant) of more than $100,000.  The amount of Incentive Stock Options which exceed such $100,000 limitation shall be deemed to be Nonqualified Stock Options.  For the purpose of this limitation, unless otherwise required by the Code or regulations of the Internal Revenue Service or determined by the Committee, Options shall be taken into account in the order granted, and the Committee may designate that portion of any Incentive Stock Option that shall be treated as Nonqualified Stock Option in the event that the provisions of this paragraph apply to a portion of any Option. The designation described in the preceding sentence may be made at such time as the Committee considers appropriate, including after the issuance of the Option or at the time of its exercise.

d.                  EXERCISE PRICE. The Committee shall establish the exercise price (or determine  the method by which the exercise price shall be determined) at the time each Option is granted and specify the exercise price in the applicable Stock Option Agreement; provided, however, in no event may the per share exercise price be less than the Fair Market Value (as defined below) of the Common Stock on the date of grant; and provided, further, however, that, except as may be required  under Section 5c, the Committee may not reduce, directly or indirectly, at any time following the grant of the Option, the exercise price per share of Common Stock underlying the Option to a level below the Fair Market Value  per  share of Common Stock on the date of grant.  In the case of an Incentive Stock Option granted to a Participant who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, then the exercise price shall be no less than 110% of the Fair Market Value of the Common Stock on the date of grant. In the case of a grant of an Incentive Stock Option to any other Participant, the exercise price shall be no less than 100% of the Fair Market Value of the Common Stock on the date of grant.

e.                   TERM OF OPTIONS.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Stock Option Agreement; provided that the term of any Incentive Stock Option may not be more than ten (10) years from the date of grant.  In the case of an Incentive Stock Option granted to a Participant who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be no longer than five (5) years from the date of grant. The term of any Nonqualified Stock Option may not be more than ten (10) years from the date of grant.

f.                   EXERCISE OF OPTION. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 6g and the Stock Option Agreement for the number of shares for which the Option is exercised.

g.                  PAYMENT UPON EXERCISE.  Common Stock purchased upon the exercise of an Option shall be paid for by (i) cash or its equivalent; (ii) promissory note (if permitted by the Committee); (iii) a combination of the foregoing methods of payment as permitted by the Committee; or (iv) such other consideration and method of payment for the issuance of shares to the extent permitted under applicable laws and approved by the Committee. The Committee may also allow cashless exercise as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

h.                  ACCELERATION, EXTENSION, ETC.  The Committee may, in its sole discretion, and in all instances subject to any relevant tax and accounting considerations which may adversely impact or impair the Company, (i) accelerate the date or dates on which all or any particular Options or Awards granted under the Plan may be exercised, or (ii) extend the dates during which all or any particular Options or Awards granted under the Plan may be exercised or vest.

i.                    DETERMINATION OF FAIR MARKET VALUE.  If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded under the Exchange Act, "Fair Market Value" shall mean (i) if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ National Market or The NASDAQ Small Cap Market of The NASDAQ Stock Market, its Fair Market Value shall be the last reported sales price for such stock (on that date) or the closing bid, if no sales were reported as quoted on such exchange or system as reported in The Wall Street Journal or such other source as the Committee deems reliable; or (ii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on a national market system.  In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Committee after taking into consideration all factors which it deems appropriate.

7.                  RESTRICTED COMPENSATION SHARE AWARDS.

a.                   GRANTS.  The Committee may grant Restricted Compensation Share Awards entitling recipients to acquire shares of Common Stock, subject to (i) restrictions on transfer as set forth in the applicable Award instrument and (ii) forfeiture unless and until all specified employment, vesting and/or performance conditions, as set forth in the applicable Award instrument, are met.

b.                  TERMS AND CONDITIONS.  The Committee shall determine the terms and conditions of any such Restricted Compensation Share Award.  Any stock certificates issued in respect of a Restricted Compensation Share Award shall be registered in the name of the Participant and, unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its transfer agent or counsel as designee).  Restricted Compensation Share Awards shall be issued for no cash consideration or such minimum consideration as may be required by law. After the expiration of the applicable restriction periods, the Company (or such  designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the Designated Beneficiary.

8.                  RESTRICTED COMPENSATION SHARE UNIT AWARDS.

a.                   GRANT.  The Committee may grant Restricted Compensation Share Unit Awards entitling recipients to the right to acquire, at some time in the future, Restricted Compensation Shares, subject to such other conditions as the Committee may prescribe in the applicable Award. Restricted Compensation Share Unit Awards are subject to forfeiture unless and until all specified Award conditions are met, as determined by the Committee and set forth in the particular Agreements applicable to such Awards.

b.                  TERMS AND CONDITIONS.  The Committee shall determine the terms and conditions of any such Restricted Compensation Share Unit Award.  No stock certificates shall be issued in respect of a Restricted Compensation Share Unit Award at the time of grant.  However, upon exercise, the Company (or the Company's transfer agent or counsel as its designee) shall deliver stock certificates to the Participant or, if the Participant has died, to the Designated Beneficiary.

9.                  STOCK APPRECIATION RIGHT AWARDS.

a.                   GRANT.  The Committee may grant Stock Appreciation Right Awards entitling recipients to the right to acquire, at some time in the future, upon exercise, one or more shares of Common Stock, in an amount equal to the product of (i) the excess of (A) the Fair Market Value of a share of Common Stock on the date of exercise over (B) the exercise  price per share set forth in the applicable Award Agreement and (ii) the number of shares of Common Stock with respect to which the right is exercised, subject to such other conditions as the Committee may prescribe in the applicable Award Agreement. Stock Appreciation Right Awards are subject to forfeiture unless and until all specified Award conditions are met, as determined by the Committee and set forth in the applicable Award Agreement.

b.                  TERMS. The Committee shall determine the terms and conditions of any such Stock Appreciation Right Award.  A Stock Appreciation Right Award may be issued either as a Tandem SAR or as a Free-Standing SAR. It is the intention of the Committee that the exercise of Tandem SARs assist the recipient of an Option with the ability to pay applicable taxes with respect to the exercise of an Option and the SARs themselves.  The exercise price of a Tandem SAR shall be the exercise price per share of the related Option. The exercise price of a Free-Standing SAR shall be determined by the Committee in its sole discretion; provided, however, that exercise price shall not be less than 100% of the Fair  Market Value of a share of Common Stock on the date of grant; and provided, further, however, that, except as may be required under Section 5c, the Committee may not reduce, at any time following the grant of the Free-Standing SAR, the exercise price per share of Common Stock underlying such Free-Standing SAR to a level below the Fair Market Value per share of Common Stock on the date of grant. No stock certificates shall be issued in respect of a Stock Appreciation Right Award, and such Award shall be reflected merely in book entry form on the Company's books and records. A Stock Appreciation Right Award may be settled only in cash.

10.              PERFORMANCE SHARE AWARDS

a.                   GRANTS.  The Committee may grant Performance Share Awards entitling recipients to acquire shares of Common Stock upon the attainment of specified performance goals within a specified Performance Period, which shares may or may not be Restricted Compensation Shares, subject to such other conditions as the Committee may prescribe in the applicable Award.  Performance  Share Awards subject to forfeiture unless and until all specified Award conditions are met, as determined by the Committee and set forth in the particular Agreements applicable to such Awards.

b.                  TERMS AND CONDITIONS.  The Committee shall determine the terms and conditions of any such Performance Share Award.  Unless otherwise determined by the Committee, the payment value of the Performance Share Awards shall be based upon the Fair Market Value of the Common Stock underlying such Award on the date the Performance Shares are earned or on the date the Committee determines that the Performance Shares have been earned.  The Committee shall establish performance goals for each Performance Period for the purpose of determining the extent to which Performance Shares awarded for such cycle are earned.  As soon as administratively practicable after the end of a performance cycle, the Committee shall determine the number of Performance Shares which have been earned in relation to the established performance goals. No stock certificates shall be issued in respect of Performance Share Awards at the time of grant unless the Performance Shares are Restricted Compensation Shares, in which case the rules of Section 9b with respect to the issuance of certificates shall apply.  However, upon the lapse of all applicable restrictions, the Company (or the Company's transfer agent or counsel as its designee) shall deliver stock certificates to the Participant or, if the Participant has died, to the Designated Beneficiary.

11.              AWARD SHARES

a.                   GRANTS.  The Committee may grant Award Shares entitling recipients to acquire shares of Common Stock, subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment needs, if any, as the Committee shall determine in the applicable Award Agreement.  Award Shares are subject to forfeiture unless and until all specified Award conditions are met, as determined by the Committee and set forth in the applicable Award Agreement.

b.                  TERMS AND CONDITIONS.  The Committee shall determine the terms and conditions of any such Award Share.  Award Shares shall be issued for no cash consideration or such minimum consideration as may be required by law.  When paid, the Company (or the Company's transfer agent or counsel as its designee) shall deliver stock certificates for the Award Shares to the Participant or, if the Participant has died, to the Designated Beneficiary.

12.              OTHER STOCK-BASED AWARDS.  The Committee shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Committee may determine, including, without limitation, the grant of securities convertible into Common Stock and the grant of phantom stock awards or stock units.

13.              GENERAL PROVISIONS APPLICABLE TO AWARDS.

a.                   TRANSFERABILITY OF AWARDS.  Except as the Committee may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant;  provided, however, except as the Committee may otherwise determine or provide in an Award, Nonqualified Stock Options and Restricted Compensation Share Awards may be transferred pursuant to a qualified domestic relations order (as defined in ERISA) or to a grantor-retained annuity trust or a similar estate-planning vehicle in which the trust is bound by all provisions of the Stock Option Agreement or Restricted Compensation Share Award, which are applicable to the Participant.  References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

b.                  DOCUMENTATION.  Each Award under the Plan shall be evidenced by an Award Agreement in such form as the Committee shall determine or as executed by an officer of the Company pursuant to authority delegated by the Committee or Board.  Each Award Agreement may contain terms and conditions in addition to those set forth in the Plan, provided that such terms and conditions do not contravene the provisions of the Plan or applicable law.

c.                   COMMITTEE DISCRETION.  The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly.

d.                  ADDITIONAL AWARD PROVISIONS.  The Committee may, in its sole discretion, include additional provisions in any Stock Option Agreement, Restricted Compensation Share Award or other Award granted under the Plan, including without limitation restrictions on transfer, commitments to pay cash bonuses, to make, arrange for or guaranty loans (subject to compliance with Section 15f) or to transfer other property to Participants upon exercise of Awards, or transfer other property to Participants upon exercise of Awards, or such other provisions  as shall be determined by the Committee;  provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan or applicable law.

e.                   TERMINATION OF STATUS.  The Committee shall determine the effect on an Award of the Disability, death, Retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant's legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award, subject to applicable law and the provisions of the Code related to Incentive Stock Options.  Such determination shall be reflected in the applicable Award Agreement.

f.                   CHANGE IN CONTROL OF THE COMPANY.  Unless otherwise expressly provided in the applicable Agreement, in connection with the occurrence of a Change in Control, the Committee shall, in its sole discretion as to any outstanding Award (including any portion thereof; on the same basis or on different bases, as the Committee shall specify), take one or any combination of the following actions:

                                    i.          make appropriate provision for the continuation of such Award by the Company or the assumption of such Award by the surviving  or acquiring entity and by substituting on an equitable basis for the shares then subject to such Award either (x) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Change in Control, (y) shares of stock of the surviving or acquiring corporation or (z) such other securities as the Committee deems appropriate, the fair market value of which (as determined by the Committee in its sole discretion) shall not materially differ from the fair market value of the shares of Common Stock subject to such Award immediately preceding the Change in Control;

                                    ii.         accelerate the date of exercise or vesting of such Award;

                                    iii.        permit the exchange of such Award for the right to participate in any stock option or other employee benefit plan of any successor corporation;

                                    iv.        provide for the repurchase of the Award for an amount equal to the difference of (x) the consideration received per share for the securities underlying the Award in the Change in Control minus (y) the per share exercise price of such securities.  Such amount shall be payable in cash or the property payable in respect of such securities in connection with the Change in Control. The value of any such property shall be determined by the Committee in its discretion; or

                                    v.         provide for the termination of such Award immediately prior to the consummation of the Change in Control; provided  that no such termination will be effective if the Change in Control is not consummated.

g.                  DISSOLUTION OR LIQUIDATION.  In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Committee in its sole discretion may provide for a Participant to have the right to exercise his or her Award until fifteen (15) days prior to such transaction as to all of the shares of Common Stock covered by the Option or Award, including shares as to which the Option or Award would not otherwise be exercisable, which exercise may in the sole discretion of the Committee, be made subject to and conditioned upon the consummation of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate upon the consummation of such proposed action.

h.                  ASSUMPTION OF AWARDS UPON CERTAIN EVENTS.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Committee may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof.  The substitute Awards shall be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

i.                    PARACHUTE PAYMENTS AND PARACHUTE AWARDS.  Notwithstanding the provisions of Section 13f, but subject to any contrary  provisions in a Participant's employment agreement with the Company or any Parent or Subsidiary thereof, if, in connection with a Change in Control, a tax under Section 4999 of the Code would be imposed on the Participant (after taking into account the exceptions set forth in Sections  280G(b)(4)  and 280G(b)(5) of the Code), then the Company shall pay the Participant an amount equal to the tax under Section 4999.

j.                    AMENDMENT OF AWARDS.  The Committee may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonqualified Stock Option, provided that the Participant's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

k.                  CONDITIONS ON DELIVERY OF STOCK.  The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.  Notwithstanding any provision of the Plan to the contrary, in no event may an Option or Stock Appreciation Right be settled in a form other than cash.

l.                    ACCELERATION. The Committee may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Compensation Share Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change in control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option.

14.              TAXES/CODE 409A.  The Company shall have the right to deduct from payments of any kind otherwise due to the optionee or recipient of an Award any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of Options or other Awards under the Plan, the purchase of shares subject to the Award or the grant of Common Stock free and clear of any restrictions thereon.  Notwithstanding anything herein to the contrary, to the extent a delay in payment or other modification to this Plan or an Agreement is required as determined in the opinion of Company's tax advisors to prevent the imposition of an additional tax to the recipient under Section 409A of the Code, then such payment shall not be made until the first date on which such payment is permitted or other modifications shall be made to comply with Section 409A and interpretive guidance issued thereunder.

15.              MISCELLANEOUS.

a.                   NO RIGHT TO EMPLOYMENT OR OTHER STATUS.  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company.  The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

b.                  NO RIGHTS AS STOCKHOLDER.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

c.                   EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective upon approval by the stockholders. No Awards shall be granted under the Plan after the completion of ten years from the Effective Date, but Awards previously granted may extend beyond that date. Notwithstanding any provision of this Plan to the contrary, if the Company has executed a definitive acquisition or similar agreement pursuant to which a Change in Control will occur upon the closing of the transaction(s) contemplated thereby, the Committee, in its sole discretion, may treat the execution of such agreement itself as triggering a Change in Control.

d.                  AMENDMENT OF PLAN. The Committee may amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable law, rules or regulations.

e.                   NO TRUST FUND OR ERISA PLAN CREATED.  Neither the Plan nor any Award granted thereunder shall create or be construed as creating a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant, Designated Beneficiary or any other person. To the extent that any Participant, Designated Beneficiary or any other person acquires any Award under the Plan, his or her rights with respect thereto shall be not greater than the rights of any unsecured general creditor of the Company. The Plan is not intended to constitute any type of plan, fund or program providing retirement income or resulting in the deferral of income for periods extending to the termination of employment of beyond, and ERISA shall not apply to the Plan. No provision of this Plan shall be construed as subjecting any portion of the Plan to any requirements of ERISA.

f.                   SECURITIES LAW COMPLIANCE. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

g.                  ARBITRATION OF DISPUTES.  All controversies or claims that may arise between the Participant and the Company in connection with this Plan shall be settled by arbitration.  The arbitration shall be held in the State of Illinois, and administered by the American Arbitration Association under its Commercial Arbitration Rules, applying Nevada law, except to the extent such law is preempted by ERISA.

                                    i.          QUALIFICATIONS OF ARBITRATOR.  The arbitration shall be submitted to a single arbitrator chosen in the manner provided under the rules of the American Arbitration Association.  The arbitrator shall be disinterested and shall not have any significant business relationship with either party, and shall not have served as an arbitrator for any disputes involving the Company or any of its Affiliates more than twice in the thirty-six (36) month period immediately preceding his or her date of appointment.  The arbitrator shall be a person who is experienced and knowledgeable in employment and executive compensation law and shall be an attorney duly licensed to practice law in one or more states.

                                    ii.         POWERS OF ARBITRATOR.  The arbitrator shall not have the authority to grant any remedy which contravenes or changes any term of this Plan and shall not have the authority to award punitive or exemplary or damages under any circumstances.  The parties shall equally share the expense of the arbitrator selected and of any stenographer present at the arbitration.  The remaining costs of the arbitration proceedings shall be allocated by the arbitrator, except that the arbitrator shall not have the power to award attorney's fees.

                                    iii.        EFFECT OF ARBITRATOR'S  DECISION.  The arbitrator shall render his or her decision within thirty (30) days after termination of the arbitration proceeding, which decision shall be in writing, stating the reasons therefor and including a brief description of each element of any damages awarded. The decision of the arbitrator shall be final and binding.  Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

h.                  GOVERNING LAW.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the state of Nevada, without regard to any applicable conflicts of law.

i.                    DESIGNATION OF BENEFICIARY.  A Participant may file with the Committee a written designation of one or more persons as such Participant's Designated Beneficiary or Designated Beneficiaries.  Each beneficiary designation shall become effective only when filed in writing with the Committee during the Participant's lifetime on a form prescribed by the Committee. The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a Participant fails to designate a beneficiary, or if all Designated Beneficiaries of a Participant predecease the Participant, then each outstanding Award shall be payable to the Participant's estate.

APPROVALS

EXPERIENCE ART AND DESIGN, INC.

2013 INCENTIVE COMPENSATION PLAN

NUMBER OF SHARES OF COMMON STOCK AVAILABLE

FOR AWARD UNDER THE PLAN:

2,000,000

Adopted by the Board of Directors on

May 7, 2013

Ratified by the Stockholders on

May 7, 2013